UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 12, 2021

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-12019

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	KWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 12, 2021, Quaker Chemical Corporation (the “Company”) held its Annual Meeting of Shareholders (the “2021 Annual Meeting”). As of March 4, 2021, the record date for the 2021 Annual Meeting, 17,853,947 shares of the Company’s common stock were outstanding, and the holders of those shares were entitled to cast one vote for each share held. Set forth below are the matters acted upon by the shareholders at the 2021 Annual Meeting and the final voting results of each such proposal.

Proposal No. 1 – Election of Directors

The shareholders elected four directors, each to serve a three-year term until the 2024 annual meeting of shareholders and until their respective successors are duly elected and qualified. The results of the vote were as follows:

Directors	For	Against	Abstain	Broker Non-Votes
Michael F. Barry	16,643,905	117,913	50,999	422,854
Charlotte C. Decker	16,764,479	39,052	9,286	422,854
Jeffry D. Frisby	16,557,313	244,732	10,772	422,854
Michael J. Shannon	16,215,559	586,043	11,215	422,854

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2021

The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2021. The results of the vote were as follows:

For	Against	Abstain
16,917,480	313,590	4,601

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: May 12, 2021	By:	/s/ Robert T. Traub
Robert T. Traub
Senior Vice President, General Counsel and Corporate Secretary